EXHIBIT 11

                          HEALTH RISK MANAGEMENT, INC.
                    COMPUTATION OF EARNINGS PER SHARE (EPS)
                                  (Unaudited)

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



                                       Basic EPS                                Diluted EPS
                       -----------------------------------------------------------------------------------
                          Three Months          Six Months          Three Months            Six Months
                          Ended                 Ended               Ended                   Ended
                          December 31,          December 31,        December 31,            December 31,
                       ------------------     ---------------     ---------------         ----------------
                         1997      1996       1997       1996      1997       1996          1997       1996
                       -------    -------     -----      ----      -----      ----         -----       ----

Earnings:
(in thousands)
  Earnings for period
    indicated          $  645     $  697     $ 1,217    $ 1,135    $  645     $  697       $ 1,217    $ 1,135
                      =======     ======     =======    =======    ======     ======       =======    =======
Number of Shares:
  Weighted average
    number of shares
    of common stock
    outstanding     4,502,293  4,221,669   4,499,015  4,202,391 4,502,293  4,221,669     4,499,015  4,202,391
Weighted average
  number of shares
  of common stock
  equivalents             --         --           --        --    112,530    169,421       115,324    156,208
                    ---------  ---------   ---------   --------  --------  ---------     ---------   --------
Number of shares
  included in per
  share computation
  for the period
  indicated        4,502,293   4,221,669   4,499,015  4,202,391 4,614,823  4,391,090     4,614,339  4,358,599
                  ==========   =========   =========  ========= =========  =========     =========  =========
                   $    0.14    $   0.17    $   0.27   $   0.27  $   0.14   $   0.16      $   0.26   $   0.26
                  ==========   =========   =========  ========= =========  =========     =========  =========


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